SUBSCRIPTION AGREEMENT


INSTRUCTIONS: THIS SUBSCRIPTION AGREEMENT MUST BE COMPLETED BY ALL INITIAL INVESTORS. SEE PAGE B-4 FOR ADDITIONAL INSTRUCTIONS. IF YOU ARE ALREADY A SHAREHOLDER AND ARE MAKING A SUBSEQUENT INVESTMENT, PLEASE USE AN ADDITIONAL INVESTMENT FORM (SEE ATTACHED). IF YOU HAVE ANY QUESTIONS REGARDING COMPLETION OF THIS FORM, PLEASE CALL JOHN LEHNING AT (484) 329-2361.

[NAME OF FUND]
1205 Westlakes Drive, Suite 100
Berwyn, PA 19312

Ladies and Gentlemen:

      The undersigned hereby irrevocably agrees to purchase units of beneficial interest ("Shares") of [NAME OF FUND] (the "Fund"), a separate portfolio series of ACP Funds Trust (the "Trust"), with the subscription amount which the undersigned has indicated below and that the undersigned is otherwise eligible to purchase. The undersigned acknowledges that the Board of Trustees (the "Board") of the Fund has the discretion to place the subscribed amount in the Fund, based on whether the undersigned is an "accredited investor." Terms not defined herein have the meaning set forth in the Fund's Confidential Private Placement Memorandum ("Memorandum"). The undersigned acknowledges and agrees that, unless waived by the Board, purchases must be for a minimum of $25,000, that additional purchases must be for a minimum of $10,000 and that the Board may accept or reject any subscription in whole or in part.

INVESTOR REPRESENTATIONS AND AGREEMENTS

      In connection with the sale of Shares to the undersigned and to induce the Fund to issue the Shares, the undersigned hereby represents, warrants and agrees as follows:

      1. The undersigned, by reason of the knowledge and experience in financial and business matters of the undersigned and the access which the undersigned has had to information about the Fund (including an opportunity to ask questions of the officers of the Fund and receive answers concerning the Fund's operations), believes that the undersigned is capable of evaluating the merits and risks of an investment in the Shares.

      2. The undersigned acknowledges receipt of a copy of the Memorandum, setting forth the relevant terms and conditions of this investment, as well as all such information as the undersigned deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase of Shares. The undersigned has carefully read the Memorandum, including particularly the portions thereof entitled "Risk Factors" and "Fees and Expenses." The undersigned acknowledges that the Board has made available the opportunity to obtain additional information to verify the accuracy of the information contained in the Memorandum and to evaluate the merits and risks of this investment. The undersigned acknowledges that the undersigned has had an opportunity to ask questions of the officers and representatives of the Fund regarding the prospects of the Fund or otherwise related to the merits and risks of this investment and, to the extent the undersigned has taken advantage of such opportunity, has received satisfactory answers concerning the terms and conditions of the offering and the information in the Memorandum. In reaching the conclusion that the undersigned desires to acquire Shares, the undersigned acknowledges, represents and warrants that the undersigned has carefully evaluated the financial resources, net worth and investment position of the undersigned, including with respect to natural persons all investments in securities that are not readily marketable, and the risks associated with this investment and acknowledges, represents and warrants that the undersigned is able to bear the economic risks of this investment, could sustain a loss of the entire investment in the Shares and, with respect to natural persons, has adequate net worth to provide for current needs and no need for liquidity in the Shares.

      3. The undersigned acknowledges that pursuant to the terms of the Trust's Declaration of Trust and the Fund's Memorandum, Shares in the Fund are non-transferable without the written consent of the Board, and that no shareholder will have the right to require the Fund to redeem Shares or portions thereof. Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, which are scheduled to occur at least twice a year. In addition, the undersigned hereby represents, warrants and agrees that the undersigned is acquiring

Shares solely for the account of the undersigned, for investment and not on behalf of other persons or with the view to the distribution or resale thereof. The undersigned further represents that the financial condition of the undersigned is such that the undersigned is not under any present necessity or constraint to dispose of any of such Shares to satisfy any existing or contemplated debt or undertaking. The undersigned further represents that the undersigned has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition in any manner of any of the Shares, that the undersigned is not aware of any circumstances presently in existence which are likely to promote in the future any disposition by the undersigned of the Shares and that the undersigned does not have in mind any sale of any Shares upon the occurrence or nonoccurrence of any predetermined or undetermined event or circumstance.

      4. The undersigned understands that the Fund is not currently issuing certificates to shareholders.

      5. The undersigned understands that no federal or state agency has recommended or endorsed the purchase of the Shares or passed upon the adequacy of the information set forth in the Memorandum.

      6. The undersigned acknowledges that neither the Fund, the Board nor any person acting on behalf of the Fund or the Board offered the Shares by means of any form of general advertising, such as media advertising or seminars.

      7. All of the negotiations concerning this transaction have been carried on solely by the parties and their respective employees, counsel and financial advisors. Except as otherwise agreed to by the Fund, the undersigned has not dealt with any unaffiliated broker or other person who could claim a broker's fee or other remuneration with regard to any purchase of the Shares nor is the undersigned aware of any commission or other remuneration being paid or given or to be paid or given directly or indirectly with regard to such purchase. The undersigned has relied upon the undersigned's own legal counsel as to all legal matters and questions presented with reference to the offering and has relied upon the accountant or other financial advisor of the undersigned and/or the financial experience of the undersigned as to all financial matters and questions presented with reference to this offering.

      8. The undersigned agrees that the Board's acceptance of this Subscription Agreement on behalf of the Fund shall in no way obligate the Fund to proceed with the offering described in the Memorandum or to complete such offering and acknowledges that the Fund has the right, in its sole and absolute discretion, to abandon the offering at any time prior to completion thereof and to return the purchase price of the Shares, without interest.

      9. The undersigned hereby agrees that this subscription is irrevocable and that the representations and warranties set forth in this Subscription Agreement shall survive the acceptance hereof by the Board on behalf of the Fund and that said representations and warranties will be deemed reaffirmed at any time the undersigned makes an additional purchase of Shares.

      10. This Subscription Agreement and the representations set forth herein shall become effective and binding upon the undersigned, and upon the undersigned's heirs, legal representatives, successors and assigns, upon the Board's acceptance hereof, on behalf of the Fund, in the space provided below.

      11. The undersigned fully comprehends the terms, conditions and consequences related to this offering, including the possibility that the undersigned must hold the Shares indefinitely, and agrees that the laws of the State of Delaware shall apply to this transaction.

      12. If the investment contemplated herein is being undertaken by an IRA, then the undersigned is the custodian, trustee or other legal owner of the assets of the IRA. In addition, the execution and delivery of this Subscription Agreement and the investments contemplated hereby have been duly authorized in accordance with the provisions of the instrument or instruments governing such IRA, and this subscription and the investments contemplated hereby are in accordance with all requirements applicable to such IRA under its governing instrument or instruments and under the Code. Additionally, the undersigned represents that the person exercising investment discretion with respect to the investment contemplated herein is a person (who is not the Trust's investment manager, placement agent, transfer agent, trustee or affiliate thereof) who has concluded that an investment in the Shares of the Fund is appropriate and that such person has not relied upon the Trust's investment manager, placement agent, transfer agent, trustee or affiliate any thereof as a primary basis for its decision in directing this investment into Shares of the Fund. For purposes of this section, an "IRA" shall mean an "individual retirement account" as defined in section 408 of the Internal Revenue Code of 1986, as amended.

      IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of ________________, _____.

MANNER IN WHICH TITLE IS TO BE HELD  (check one)

     ___    Individual Ownership                       ___    Partnership(1)
     ___    Joint Tenant with Right of Survivorship    ___    Corporation(1)
            (both parties must sign)                   ___    Other1_______
     ___    Trust/IRA1
     ___    Tenants in Common
            (both parties must sign)

     Subscription Amount $______________________________ (Minimum $25,000)



INDIVIDUALS, TRUSTS, PARTNERSHIPS OR               JOINT OWNER OR ADDITIONAL REQUIRED SIGNATURE
OTHER ENTITIES(2)                                  (IF ANY)
INSTRUCTION:  THIS COLUMN MUST BE COMPLETED        INSTRUCTION:  THIS COLUMN SHOULD ONLY BE
BY ALL INVESTORS.                                  COMPLETED FOR JOINT TENANTS OR TENANTS IN
                                                   COMMON (OR FOR AN ENTITY THAT REQUIRES TWO
                                                   SIGNATURES).
------------------------------------------         ------------------------------------------
Name of Individual or Entity                       Name of Individual or Entity

------------------------------------------         ------------------------------------------
Signature                                          Signature

------------------------------------------         ------------------------------------------
Title (if any)                                     Title (if any)

------------------------------------------         ------------------------------------------
Street Address                                     Street Address

------------------------------------------         ------------------------------------------
City, State and Zip Code                           City, State and Zip Code

------------------------------------------         -----------------------------------------
Tax ID or                                          Tax ID or
Social Security Number                             Social Security Number

----------
(1) Entities (including trusts and partnerships) must also have the Certificate of Signatory attached hereto executed.

(2) By executing this Subscription Agreement and inserting the Tax Identification or Social Security Number, the undersigned is certifying
      (i) that the Social Security or Tax Identification number is true and complete, and (ii) that the undersigned, or entity on whose behalf the undersigned is signing, is not subject to backup withholding either because the person has not been notified that such person is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the person that such person is no longer subject to backup withholding. (Please cross out the statement in (ii) if the IRS has notified the subscriber that such person is subject to backup withholding because of underreporting of interest or dividends.)

                                  INSTRUCTIONS

      1. For this Subscription Agreement to constitute a valid subscription for Shares, it must be executed in duplicate by the undersigned and must be returned to the Board. A Subscription Agreement may be accepted by the Board on behalf of the Fund as of the first day of each month.

      2. This Subscription Agreement will become effective only upon the Board's acceptance hereof, on behalf of the Fund, in the space provided below. If, after reviewing the qualifications of the undersigned, the Board determines to accept this Subscription Agreement as to any or all of the amount for which subscription is hereby made, the Board will execute this Subscription Agreement in duplicate and will return one executed copy to the undersigned.

      3. This Subscription Agreement and accompanying documents should be returned to the Fund c/o the Board of Trustees at the following address: 1205 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312. Payment should be made by certified check payable to the Fund. Wire transfer instructions to the Fund's custodial account are available by contacting John Lehning at (484) 329-2361.

      4. If the investor is an entity (I.E., a trust, partnership, corporation or other organization), the Certificate of Signatory attached hereto must be executed by a duly authorized person.

                            CERTIFICATE OF SIGNATORY

INSTRUCTION: THIS CERTIFICATE OF SIGNATORY SHOULD BE COMPLETED IF THE INVESTOR IS AN ENTITY. IF TWO SIGNATURES ARE REQUIRED BY THE ENTITY, PLEASE COMPLETE A CERTIFICATE OF SIGNATORY FOR EACH PERSON SIGNING THE SUBSCRIPTION AGREEMENT.

      I, _________________________________________, am the _________________ of
____________________________________________ ("Entity").

      I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

      IN WITNESS WHEREOF, I have set my hand this ___ day of_________________.


                                            ----------------------------------
                                            (Signature)

                                   ACCEPTANCE

      The Board of Trustees of ACP Funds Trust hereby accepts the subscription embodied in the Subscription Agreement as to $____________ of Shares of [NAME OF FUND], which shall be effective on ____________________, on all the terms and conditions set forth herein and in the Memorandum.

                                            ACP Funds Trust

                                            By: ___________________________

                                            Its: __________________________

                                            Date: _________________________

                       PURCHASER SUITABILITY QUESTIONNAIRE

INSTRUCTIONS: THIS QUESTIONNAIRE MUST BE COMPLETED BY ALL INITIAL INVESTORS. PLEASE CALL JOHN LEHNING AT (484) 329-2361 IF YOU HAVE ANY QUESTIONS ON COMPLETING THIS QUESTIONNAIRE.

[NAME OF FUND]
1205 Westlakes Drive, Suite 100
Berwyn, PA 19312

Ladies and Gentlemen:

      The undersigned is furnishing the information contained herein to you in order to enable you to determine whether the subscription of the undersigned to purchase units of beneficial interest ("Shares") in [NAME OF FUND] (the "Fund"), a series of ACP Funds Trust (the "Trust"), may be accepted in accordance with the provisions of the Securities Act of 1933, as amended ("Act"), including
Section 4(2) thereof, and Regulation D promulgated by the Securities and Exchange Commission thereunder. The undersigned understands that (a) you will rely on the information contained herein for the purposes of making such determination, (b) the Shares will not be registered under the Act in reliance upon the exemptions from registration afforded by Section 4(2) of the Act and Regulation D promulgated thereunder and (c) this Questionnaire is not an offer of any Shares or any other securities to the undersigned.

      The undersigned hereby makes the following representations and provides the following information:

      (1) PLEASE INITIAL IN THE SPACE PROVIDED ALL APPLICABLE ITEMS IN SUBSECTION (A), IF ANY, AND ONE ALTERNATIVE IN SUBSECTION (B), IF ANY.

(a) The undersigned is an "Accredited Investor" as defined in Rule 501(a) under the Act because:

                                   INDIVIDUALS

___    (i)    The undersigned, individually or jointly with his or her spouse, has a net worth in excess of $1,000,000; or

___    (ii)   The undersigned has had individual income in excess of $200,000 or jointly with his or her spouse has had income in excess of $300,000 in each of the two most recent years and reasonably expects to have income in excess of such levels in the current year; or

                                   TRUSTS/IRAS

___    (iii)  The undersigned is a trust, with total assets in excess of
              $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchases are directed by a person who qualifies under either (i) or (ii), above; or

___    (iv)   The undersigned is a revocable grantor trust and the grantors of such trust qualify as accredited investors under either (i) or
              (ii), above; or

___    (v)    The undersigned is an individual retirement account (IRA) and the owner of such account qualifies as an accredited investor under
              (i) or (ii), above; or

                   PARTNERSHIPS/CORPORATIONS OR OTHER ENTITIES

___    (vi)   The undersigned is a corporation, partnership or other entity, all the equity investors of which satisfy either (i) or (ii), above;
              or

___    (vii)  The undersigned is a corporation or partnership which was not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

___    (viii) The undersigned is an employee benefit plan within the meaning of
              Title I of ERISA (i) whose plan fiduciary is either a bank, insurance company or registered investment advisor or (ii) whose total assets exceed $5,000,000. If the decision to invest in the Fund is not made by the plan fiduciary, each participant in the plan must be an "accredited investor."

(b) SELECT ONE OF THE FOLLOWING. Persons who do not qualify under one of the following subsections may not purchase Shares in the offering regardless of whether they qualify under Section (a), above.

___    (i)    The undersigned is a natural person with a net worth (I.E., total assets minus total liabilities) of $1.5 million as of the date hereof, either alone or with such person's spouse, or the undersigned will invest at least $750,000 in the Fund; or

___    (ii)   The undersigned is a corporation, partnership, association, joint stock company, trust or any other organized group of persons
              ________________________ (insert form of organization) with a net worth (i.e., total assets minus total liabilities) of $1.5 million as of the date hereof or the undersigned will invest at least
              $750,000 in the Fund. In addition, the undersigned represents and warrants that if the undersigned is (x) an entity that would be a registered investment company but for the exception provided from that definition in Section 3(c)(1) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), (y) a registered investment company under the Investment Company Act or
              (z) a business development company within the meaning of Section
              202(a)(22) of the Investment Advisers Act of 1940, as amended (the
              "Investment Advisers Act"), each of its equity owners independently meet the requirements of either Subsection (b)(i),
              (b)(ii) or (b)(iii); or

___    (iii)  The undersigned is an executive officer or director of Ascendant
              Capital Partners, LLC (the "Investment Manager") or employee of the Investment Manager who, in connection with such person's regular functions or duties participates in the investment activities of the Investment Manager and has performed such activities for the Investment Manager or another investment adviser for at least 12 months.

      (2) The undersigned is willing and able to bear the economic risk of an investment in the Shares in an amount equal to the total amount for which the undersigned desires to subscribe. In making the foregoing statement, the undersigned has given consideration to whether the undersigned can afford to hold the Shares indefinitely and whether, at the present time, the undersigned can afford a complete loss of such investment. The undersigned has further considered that the minimum investment in the Fund is $25,000.

      (3) Any purchase of Shares will be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, division or other distribution thereof.

      (4) The undersigned hereby warrants and represents to you that (a) the information contained herein is true, accurate and complete and may be relied upon by you and (b) the undersigned will notify you immediately of any material change in any of the information contained herein occurring prior to your acceptance of any subscription from the undersigned with respect to the undersigned's purchase of any Shares now or in the future.

      ITEMS (5)-(8) MUST BE PROVIDED BY EACH PROSPECTIVE OFFEREE:

      (5)  Name(s) of Offeree(s): _____________________________________________

      Age(s) (for natural persons only):________________________

      (6)  Home Address and Telephone Number: ________________________________

      ________________________________________________________________________

      ________________________________________________________________________

      ________________________________________________________________________

      (7)  Employer or Business Association and Position: ____________________

      ________________________________________________________________________

      ________________________________________________________________________

      (8)  Business Address and Telephone Number: ____________________________

      ________________________________________________________________________

      ________________________________________________________________________


      IN WITNESS WHEREOF, the undersigned has executed this Purchaser Suitability Questionnaire this ______ day of ____________, _____.


                                            IF THE OFFEREE IS A CORPORATION,
IF THE OFFEREE IS AN INDIVIDUAL:            PARTNERSHIP, TRUST OR OTHER ENTITY:

-----------------------------------         ------------------------------------
Signature of Offeree                        Print or Type Name of Offeree


                                            By:
-----------------------------------         ------------------------------------
Signature of Joint Offeree, if any


-----------------------------------         ------------------------------------
Print or Type Name(s) of Offeree(s)         Print or Type Name and Title

                           ADDITIONAL INVESTMENT FORM


[NAME OF FUND]
1205 Westlakes Drive, Suite 100
Berwyn, Pennsylvania 19312

Ladies and Gentlemen:

      The undersigned shareholder of [NAME OF FUND] (the "Fund"), a series of ACP Funds Trust (the "Trust"), hereby makes the following additional investment in the Fund in accordance with the terms of the Declaration of Trust of the Trust and the Confidential Private Placement Memorandum of the Fund. The undersigned agrees that this additional investment will not be effective until the Board of Trustees' acceptance below. In connection with this additional investment, the undersigned agrees that the representations, warranties and agreements contained in the undersigned's Subscription Agreement remain true and correct and agrees to all the terms and conditions contained therein.

Additional Investment Amount $____________ (Minimum $10,000)

      INSTRUCTION: THIS FORM SHOULD BE SIGNED IN THE SAME MANNER AND BY THE SAME PERSONS AS THE ORIGINAL SUBSCRIPTION AGREEMENT.

INDIVIDUALS, TRUSTS, PARTNERSHIPS         JOINT OR ADDITIONAL REQUIRED SIGNATURE
OR OTHER ENTITIES                         (IF ANY)

-----------------------------------       ------------------------------------
Name of Individual or Entity              Name of Individual or Entity

-----------------------------------       ------------------------------------
Signature                                 Signature

-----------------------------------       ------------------------------------
Title (if any)                            Title (if any)

                                   ACCEPTANCE


      The Board of Trustees of ACP Funds Trust hereby accepts the additional investment embodied in the Additional Investment Form as to $______________ of Shares of [NAME OF FUND], which shall be effective on _________________________________, on all the terms and conditions set forth herein and in the Memorandum.

                                            ACP Funds Trust

                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------

                                            Date:
                                                 ------------------------------

                             REPURCHASE REQUEST FORM


[NAME OF FUND]
1205 Westlakes Drive, Suite 100
Berwyn, Pennsylvania 19312

Ladies and Gentlemen:

      The undersigned hereby requests repurchase by [NAME OF FUND] (the "Fund"), a series of ACP Funds Trust (the "Trust"), of: (Please check one of the following alternatives)

        |_|    $_______________  of my Shares

        |_|    All of my Shares

The undersigned understands that the repurchase will be effected in accordance with the terms and conditions of the Declaration of Trust of the Trust and as set forth in the Confidential Private Placement Memorandum of the Fund, as amended and supplemented from time to time. Shareholders choosing to tender Shares (or portions thereof) for repurchase must do so by the date specified in the notice describing the terms of the offer (the "Expiration Date"), which generally will be sixty (60) days before the date as of which Shares are to be repurchased. The undersigned (either in his or her individual capacity or as an authorized representative of an entity, if applicable) hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Shares of the Fund to which this Repurchase Request relates with full power and authority to request repurchase of such Shares. Such Shares are not subject to any pledge or otherwise encumbered in any fashion.

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH SHARES ARE REGISTERED.


-----------------------------------         ------------------------------------
Name(s)                                     Street Address


-----------------------------------         ------------------------------------
City                                        State                   Zip Code


-----------------------------------         ------------------------------------
(Signature and title (if applicable))       (Signatures of joint owner (if any))


Date: ________________

(PLEASE ATTACH ANY SPECIAL DELIVERY INSTRUCTIONS FOR THE PROCEEDS OF SHARES TO BE REDEEMED HEREBY).